Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION ANNOUNCES SECOND QUARTER 2004

EARNINGS RELEASE DATE, CONFERENCE CALL AND WEBCAST

OAK BROOK, Ill. (July 13, 2004) – Inland Real Estate Corporation (NYSE: IRC) today announced that the Company will release second quarter 2004 financial results on Tuesday, August 3, 2004 after the NYSE market close.  The Company will host a management conference call to discuss these financial results at 1:30 p.m. CDT (2:30 p.m. EDT) on Wednesday, August 4, 2004.  The conference call can be accessed by dialing 877-407-8289, or 201-689-8341 for international callers.  The Company suggests that participants dial in at least 10 minutes prior to the scheduled start time of the conference call.  The conference call also will be available via live webcast on the Company’s website at http://www.inlandrealestate.com. Hosting the conference call for the Company will be Robert D. Parks, President and Chief Executive Officer; Mark E. Zalatoris, Chief Operating Officer; Brett A. Brown, Chief Financial Officer; and D. Scott Carr, President of Inland Commercial Property Management, Inc.

The conference call will be recorded and available for replay beginning at 5:00 p.m. CDT (6:00 p.m. EDT) on Wednesday, August 4, 2004 until midnight on Tuesday, August 10, 2004.  Interested parties can access the replay of the conference call by dialing 877-660-6853, or 201-612-7415 for international callers.  The replay account number is 2901 and the replay conference number is 111740.

Anyone listening to the conference call and/or webcast is encouraged to read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 15, 2004, and the Company’s Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2004, to be filed with the Securities and Exchange Commission on or before August 9, 2004.

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns 139 neighborhood, community and single-tenant retail centers located in the midwestern United States. You can learn more about Inland Real Estate Corporation at http://www.inlandrealestate.com.

This press release may contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may”, “will”, “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.